Exhibit 99.1

FIRST CAPITAL, INC. REPORTS QUARTERLY EARNINGS

Corydon, Indiana — (BUSINESS WIRE) — July 25, 2025.  First Capital, Inc. (the “Company”) (NASDAQ:  FCAP), the holding company for First Harrison Bank (the “Bank”), today reported net income of $3.8 million, or $1.13 per diluted share, for the quarter ended June 30, 2025, compared to net income of $2.8 million, or $0.85 per diluted share, for the quarter ended June 30, 2024.

Results of Operations for the Three Months Ended June 30, 2025 and 2024

Net interest income after provision for credit losses increased $1.8 million for the quarter ended June 30, 2025 compared to the same period in 2024.  Interest income increased $1.8 million when comparing the two periods due to an increase in the average tax-equivalent yield(1) on interest-earning assets from 4.42% for the quarter ended June 30, 2024 to 4.82% for the same period in 2025, in addition to an increase in the average balance of interest-earning assets from $1.12 billion for the quarter ended June 30, 2024 to $1.18 billion for the same period in 2025.  Interest expense increased $67,000 when comparing the two periods.  The average cost of interest-bearing liabilities decreased from 1.71% for the quarter ended June 30, 2024 to 1.64% for the same period in 2025, while the average balance of interest-bearing liabilities increased from $830.7 million for the quarter ended June 30, 2024 to $883.8 million for the same period in 2025. As a result of the changes in interest-earning assets and interest-bearing liabilities, the tax-equivalent net interest margin(1) increased from 3.15% for the quarter ended June 30, 2024 to 3.59% for the same period in 2025. Refer to the accompanying average balance sheet for more information regarding changes in the composition of the Company’s balance sheet and resulting yields and costs from the quarter ended June 30, 2024 to the quarter ended June 30, 2025.

Based on management’s analysis of the Allowance for Credit Losses (“ACL”) on loans and unfunded loan commitments, the provision for credit losses decreased from $360,000 for the quarter ended June 30, 2024 to $306,000 for the quarter ended June 30, 2025. The Bank recognized net charge-offs of $113,000 and $30,000 for the quarters ended June 30, 2025 and 2024, respectively.

Noninterest income decreased $5,000 for the quarter ended June 30, 2025 as compared to the quarter ended June 30, 2024 primarily due to the Company recognizing a $41,000 loss on equity securities for the quarter ended June 30, 2025 compared to a $6,000 loss on equity securities for the quarter ended June 30, 2024.  In addition, the Company recognized a $17,000 decrease in both gains on sale of loans and in the increase of the cash surrender of bank owned life insurance policies when comparing the two periods.  These were partially offset by the Company recognizing a $46,000 gain on the redemption of a bank-owned life insurance policy during the quarter ended June 30, 2025, which is reported in other income.

Noninterest expenses increased $494,000 for the quarter ended June 30, 2025 as compared to the same period in 2024. This was primarily due to increases in compensation and benefits, occupancy and equipment, advertising and data processing expenses of $308,000, $69,000, $41,000, and $41,000, respectively. The increase in compensation and benefits is due to increases in salary and wages associated with annual cost of living and performance related adjustments as well as increases in the cost of Company-provided health insurance benefits. The increase in occupancy and equipment expenses is primarily due to costs associated with the upgrade of the Company’s call center system as well as increased ATM servicing expenses.  The increase in advertising expenses is related to various new marketing efforts undertaken in the current quarter.  The increase in data processing expense is related to licensing upgrades and various new software.

Income tax expense increased $364,000 for the quarter ended June 30, 2025 as compared to the same period in 2024 resulting in an effective tax rate of 18.4% for the quarter ended June 30, 2025, compared to 14.7% for the same period in 2024.  The increase in the Bank’s effective tax rate for the quarter reflects a higher proportion of net income being subject to taxation compared to the same period last year.

Results of Operations for the Six Months Ended June 30, 2025 and 2024

For the six months ended June 30, 2025, the Company reported net income of $7.0 million, or $2.09 per diluted share, compared to net income of $5.8 million, or $1.73 per diluted share, for the same period in 2024.

Net interest income after provision for credit losses increased $2.7 million for the six months ended June 30, 2025 compared to the same period in 2024.  Interest income increased $3.3 million when comparing the two periods due to an increase in the average tax-equivalent yield(1) on interest-earning assets from 4.36% for the six months ended June 30, 2024 to 4.73% for the same period in 2025, in addition to an increase in the average balance of interest-earning assets from $1.12 billion for the six months ended June 30, 2024 to $1.18 billion for the same period in 2025. Interest expense increased $595,000 as the average cost of interest-bearing liabilities increased from 1.63% for the six months ended June 30, 2024 to 1.67% for the same period in 2025, in addition to an increase in the average balance of interest-bearing liabilities from $832.2 million for the six months ended June 30, 2024 to $883.2 million for the same period in 2025.  As a result of the changes in interest-earning assets and interest-bearing liabilities, the tax-equivalent net interest margin(1) increased from 3.15% for the six months ended June 30, 2024 to 3.47% for the same period in 2025. Refer to the accompanying average balance sheet for more information regarding changes in the composition of the Company’s balance sheet and resulting yields and costs from the six months ended June 30, 2024 to the six months ended June 30, 2025.

(1) Reconciliations of the non–U.S. Generally Accepted Accounting Principles (“GAAP”) measures are set forth at the end of this press release.

Based on management’s analysis of the ACL on loans and unfunded loan commitments, the provision for credit losses increased from $640,000 for the six months ended June 30, 2024 to $644,000 for the six months ended June 30, 2025. The increase was due to loan growth during the period as well as management’s consideration of macroeconomic uncertainty. The Bank recognized net charge-offs of $197,000 and $85,000 for the six months ended June 30, 2025 and 2024, respectively.

Noninterest income decreased $56,000 for the six months ended June 30, 2025 as compared to the six months ended June 30, 2024 primarily due to the Company recognizing a $55,000 loss on sale of available for sale securities for the six months ended June 30, 2025 compared to a $32,000 gain on sale of available for sale securities for the six months ended June 30, 2024.  In addition, the Company also recognized a $29,000 decrease in gains on sale of loans when comparing the two periods.  These were partially offset by a $51,000 reduction in the loss on equity securities and a $24,000 increase in service charges on deposit accounts when comparing the two periods.  In addition, the Company also recognized a $46,000 gain on the redemption of a bank-owned life insurance policy during the six months ended June 30, 2025, which is reported in other income.

Noninterest expenses increased $918,000 for the six months ended June 30, 2025 as compared to the same period in 2024. This was primarily due to increases in compensation and benefits and occupancy and equipment expenses of $567,000 and $229,000, respectively, when comparing the two periods. The increase in compensation and benefits is due to increases in salary and wages associated with annual cost of living and performance related adjustments as well as increases in the cost of Company-provided health insurance benefits. The increase in occupancy and equipment expenses is primarily due to costs associated with snow removal across the Company’s branch network given the historic storms in our communities in the first quarter of 2025, as well as a loss on the disposal of premises and equipment, the upgrade of the Company’s call center system, and increased ATM servicing expense.

Income tax expense increased $529,000 for the six months ended June 30, 2025 as compared to the same period in 2024 resulting in an effective tax rate of 17.9% for the six months ended June 30, 2025, compared to 14.7% for the same period in 2024.  The increase in the Bank’s effective tax rate for the six months ended June 30, 2025 reflects a higher proportion of net income being subject to taxation compared to the same period last year.

Comparison of Financial Condition at June 30, 2025 and December 31, 2024

Total assets were $1.24 billion at June 30, 2025 compared to $1.19 billion at December 31, 2024.  Total cash and cash equivalents, net loans receivable and securities available for sale increased $28.7 million, $18.0 million, and $6.3 million, respectively, from December 31, 2024 to June 30, 2025. Deposits increased $44.2 million from $1.07 billion at December 31, 2024 to $1.11 billion at June 30, 2025. Nonperforming assets (consisting of nonaccrual loans, accruing loans 90 days or more past due, and foreclosed real estate) decreased from $4.5 million at December 31, 2024 to $4.0 million at June 30, 2025.

The Bank currently has 17 offices in the Indiana communities of Corydon, Edwardsville, Greenville, Floyds Knobs, Palmyra, New Albany, New Salisbury, Jeffersonville, Salem, Lanesville and Charlestown and the Kentucky communities of Shepherdsville, Mt. Washington and Lebanon Junction.

Access to First Harrison Bank accounts, including online banking and electronic bill payments, is available through the Bank’s website at www.firstharrison.com. For more information and financial data about the Company, please visit Investor Relations at the Bank’s aforementioned website. The Bank can also be followed on Facebook.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of the words “anticipate,” “believe,” “expect,” “intend,” “could” and “should,” and other words of similar meaning. Forward-looking statements are not historical facts nor guarantees of future performance; rather, they are statements based on the Company’s current beliefs, assumptions, and expectations regarding its business strategies and their intended results and its future performance.

Numerous risks and uncertainties could cause or contribute to the Company’s actual results, performance and achievements to be materially different from those expressed or implied by these forward-looking statements. Factors that may cause or contribute to these differences include, without limitation, general economic conditions, including changes in market interest rates and changes in monetary and fiscal policies of the federal government; competition; the ability of the Company to execute its business plan; legislative and regulatory changes; the quality and composition of the loan and investment portfolios; loan demand; deposit flows; changes in accounting principles and guidelines; and other factors disclosed periodically in the Company’s filings with the Securities and Exchange Commission.

Because of the risks and uncertainties inherent in forward-looking statements, readers are cautioned not to place undue reliance on them, whether included in this press release, the Company’s reports, or made elsewhere from time to time by the Company or on its behalf. These forward-looking statements are made only as of the date of this press release, and the Company assumes no obligation to update any forward-looking statements after the date of this press release.

Contact:

Joshua P. Stevens

Chief Financial Officer

812-738-1570

FIRST CAPITAL, INC. AND SUBSIDIARIES

Consolidated Financial Highlights (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
OPERATING DATA	2025	2024	2025	2024
(Dollars in thousands, except per share data)

Total interest income	$14,040	$12,218	$27,386	$24,055
Total interest expense	3,628	3,561	7,393	6,798
Net interest income	10,412	8,657	19,993	17,257
Provision for credit losses	306	360	644	640
Net interest income after provision for credit losses	10,106	8,297	19,349	16,617

Total non-interest income	2,018	2,023	3,866	3,922
Total non-interest expense	7,494	7,000	14,675	13,757
Income before income taxes	4,630	3,320	8,540	6,782
Income tax expense	852	488	1,524	995
Net income	3,778	2,832	7,016	5,787
Less net income attributable to the noncontrolling interest	3	4	6	7
Net income attributable to First Capital, Inc.	$3,775	$2,828	$7,010	$5,780

Net income per share attributable to
First Capital, Inc. common shareholders:
Basic	$1.13	$0.85	$2.09	$1.73

Diluted	$1.13	$0.85	$2.09	$1.73

Weighted average common shares outstanding:
Basic	3,346,653	3,345,278	3,346,751	3,345,169

Diluted	3,350,344	3,345,401	3,349,308	3,345,169

OTHER FINANCIAL DATA

Cash dividends per share	$0.29	$0.27	$0.58	$0.54
Return on average assets (annualized)	1.24%	0.99%	1.16%	1.01%
Return on average equity (annualized)	12.59%	10.78%	11.86%	11.03%
Net interest margin	3.52%	3.09%	3.40%	3.08%
Net interest margin (tax-equivalent basis) (1)	3.59%	3.15%	3.47%	3.15%
Interest rate spread	3.11%	2.65%	2.99%	2.66%
Interest rate spread (tax-equivalent basis) (1)	3.18%	2.71%	3.06%	2.73%
Net overhead expense as a percentage of average assets (annualized)	2.47%	2.44%	2.43%	2.40%

	June 30,	December 31,
BALANCE SHEET INFORMATION	2025	2024

Cash and cash equivalents	$134,595	$105,917
Interest-bearing time deposits	2,205	2,695
Investment securities	402,589	396,243
Gross loans	658,902	640,480
Allowance for credit losses	9,728	9,281
Earning assets	1,165,739	1,119,944
Total assets	1,242,687	1,187,523
Deposits	1,110,627	1,066,439
Stockholders' equity, net of noncontrolling interest	123,200	114,599
Allowance for credit losses as a percentage of gross loans	1.48%	1.45%
Non-performing assets:
Nonaccrual loans	3,992	4,382
Accruing loans past due 90 days	-	-
Foreclosed real estate	-	-
Regulatory capital ratios (Bank only):
Community Bank Leverage Ratio (2)	10.80%	10.57%

(1)  See reconciliation of GAAP and non-GAAP financial measures for additional information relating to the calculation of this item.

(2)  Effective March 31, 2020, the Bank opted in to the Community Bank Leverage Ratio (CBLR) framework. As such, the other regulatory ratios are no longer provided.

FIRST CAPITAL, INC. AND SUBSIDIARIES

Consolidated Average Balance Sheets (Unaudited)

	For the Three Months ended June 30,
	2025			2024
			Average			Average
	Average		Yield/	Average		Yield/
	Balance	Interest	Cost	Balance	Interest	Cost
(Dollars in thousands)
Interest earning assets:
Loans (1) (2):
Taxable	$643,824	$10,165	6.32%	$624,174	$9,410	6.03%
Tax-exempt (3)	10,686	114	4.27%	9,078	80	3.53%
Total loans	654,510	10,279	6.28%	633,252	9,490	5.99%

Investment securities:
Taxable (4)	308,527	2,004	2.60%	343,844	1,781	2.07%
Tax-exempt (3)	118,418	842	2.84%	119,528	805	2.69%
Total investment securities	426,945	2,846	2.67%	463,372	2,586	2.23%

Interest bearing deposits with banks (5)	100,563	1,116	4.44%	25,218	329	5.22%

Total interest earning assets	1,182,018	14,241	4.82%	1,121,842	12,405	4.42%

Non-interest earning assets	34,037			26,241
Total assets	$1,216,055			$1,148,083

Interest bearing liabilities:
Interest-bearing demand deposits	$440,186	$1,334	1.21%	$414,662	$1,437	1.39%
Savings accounts	228,261	165	0.29%	233,065	221	0.38%
Time deposits	215,314	2,129	3.96%	145,794	1,445	3.96%
Total deposits	883,761	3,628	1.64%	793,521	3,103	1.56%

FHLB Advances	-	-	-	3,571	51	5.71%
Bank Term Funding Program Borrowings	-	-	-	33,625	407	4.84%
Total interest bearing liabilities	883,761	3,628	1.64%	830,717	3,561	1.71%

Non-interest bearing liabilities
Non-interest bearing deposits	202,365			205,367
Other liabilities	9,965			7,076
Total liabilities	1,096,091			1,043,160
Stockholders' equity (6)	119,964			104,923
Total liabilities and stockholders' equity	$1,216,055			$1,148,083

Net interest income (tax-equivalent basis)		$10,613			$8,844
Less: tax equivalent adjustment		(201)			(187)
Net interest income		$10,412			$8,657

Interest rate spread			3.11%			2.65%
Interest rate spread (tax-equivalent basis) (7)			3.18%			2.71%
Net interest margin			3.52%			3.09%
Net interest margin (tax-equivalent basis) (7)			3.59%			3.15%
Ratio of average interest earning assets to average interest bearing liabilities			133.75%			135.05%

(1)  Interest income on loans includes fee income of $222,000 and $184,000 for the three months ended June 30, 2025 and 2024, respectively.

(2)  Average loan balances include loans held for sale and nonperforming loans.

(3)  Tax-exempt income has been adjusted to a tax-equivalent basis using the federal marginal tax rate of 21%.

(4)  Includes taxable debt and equity securities and FHLB Stock.

(5)  Includes interest-bearing deposits with banks and interest-bearing time deposits.

(6)  Stockholders' equity attributable to First Capital, Inc.

(7) Reconciliations of the non–U.S. GAAP measures are set forth at the end of this press release.

FIRST CAPITAL, INC. AND SUBSIDIARIES

Consolidated Average Balance Sheets (Unaudited)

	For the Six Months ended June 30,
	2025			2024
			Average			Average
	Average		Yield/	Average		Yield/
	Balance	Interest	Cost	Balance	Interest	Cost
(Dollars in thousands)
Interest earning assets:
Loans (1) (2):
Taxable	$638,326	$19,849	6.22%	$621,168	$18,593	5.99%
Tax-exempt (3)	10,786	228	4.23%	8,727	149	3.41%
Total loans	649,112	20,077	6.19%	629,895	18,742	5.95%

Investment securities:
Taxable (4)	309,248	3,864	2.50%	345,128	3,422	1.98%
Tax-exempt (3)	118,650	1,663	2.80%	124,013	1,696	2.74%
Total investment securities	427,898	5,527	2.58%	469,141	5,118	2.18%

Interest bearing deposits with banks (5)	98,723	2,179	4.41%	22,451	583	5.19%

Total interest earning assets	1,175,733	27,783	4.73%	1,121,487	24,443	4.36%

Non-interest earning assets	31,697			26,943
Total assets	$1,207,430			$1,148,430

Interest bearing liabilities:
Interest-bearing demand deposits	$439,952	$2,743	1.25%	$421,993	$2,774	1.31%
Savings accounts	226,842	328	0.29%	235,262	445	0.38%
Time deposits	216,418	4,322	3.99%	138,683	2,690	3.88%
Total deposits	883,212	7,393	1.67%	795,938	5,909	1.48%

FHLB Advances	-	-	-	3,492	99	5.67%
Bank Term Funding Program Borrowings	-	-	-	32,766	790	4.82%
Total interest bearing liabilities	883,212	7,393	1.67%	832,196	6,798	1.63%

Non-interest bearing liabilities
Non-interest bearing deposits	198,218			205,209
Other liabilities	7,804			6,203
Total liabilities	1,089,234			1,043,608
Stockholders' equity (6)	118,196			104,822
Total liabilities and stockholders' equity	$1,207,430			$1,148,430

Net interest income (tax-equivalent basis)		$20,390			$17,645
Less: tax equivalent adjustment		(397)			(388)
Net interest income		$19,993			$17,257

Interest rate spread			2.99%			2.66%
Interest rate spread (tax-equivalent basis) (7)			3.06%			2.73%
Net interest margin			3.40%			3.08%
Net interest margin (tax-equivalent basis) (7)			3.47%			3.15%
Ratio of average interest earning assets to average interest bearing liabilities			133.12%			134.76%

(1)  Interest income on loans includes fee income of $397,000 and $358,000 for the six months ended June 30, 2025 and 2024, respectively.

(2)  Average loan balances include loans held for sale and nonperforming loans.

(3)  Tax-exempt income has been adjusted to a tax-equivalent basis using the federal marginal tax rate of 21%.

(4)  Includes taxable debt and equity securities and FHLB Stock.

(5)  Includes interest-bearing deposits with banks and interest-bearing time deposits.

(6)  Stockholders' equity attributable to First Capital, Inc.

(7)  Reconciliations of the non–U.S. GAAP measures are set forth at the end of this press release.

RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES (UNAUDITED):

This presentation contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”).  Management uses these “non-GAAP” measures in its analysis of the Company's performance.  Management believes that these non-GAAP financial measures allow for better comparability with prior periods, as well as with peers in the industry who provide a similar presentation, and provide a further understanding of the Company's ongoing operations.  These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.  The following table summarizes the non-GAAP financial measures derived from amounts reported in the Company's consolidated financial statements and reconciles those non-GAAP financial measures with the comparable GAAP financial measures.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
(Dollars in thousands)
Net interest income (A)	$10,412	$8,657	$19,993	$17,257
Add: Tax-equivalent adjustment	201	187	397	388
Tax-equivalent net interest income (B)	10,613	8,844	20,390	17,645
Average interest earning assets (C)	1,182,018	1,121,842	1,175,733	1,121,487
Net interest margin (A)/(C)	3.52%	3.09%	3.40%	3.08%
Net interest margin (tax-equivalent basis) (B)/(C)	3.59%	3.15%	3.47%	3.15%

Total interest income (D)	$14,040	$12,218	$27,386	$24,055
Add: Tax-equivalent adjustment	201	187	397	388
Total interest income tax-equivalent basis (E)	14,241	12,405	27,783	24,443
Average interest earning assets (F)	1,182,018	1,121,842	1,175,733	1,121,487
Average yield on interest earning assets (D)/(F); (G)	4.75%	4.36%	4.66%	4.29%
Average yield on interest earning assets tax-equivalent (E)/(F); (H)	4.82%	4.42%	4.73%	4.36%
Average cost of interest bearing liabilities (I)	1.64%	1.71%	1.67%	1.63%
Interest rate spread (G)-(I)	3.11%	2.65%	2.99%	2.66%
Interest rate spread tax-equivalent (H)-(I)	3.18%	2.71%	3.06%	2.73%